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                                                                   EXHIBIT 28(a)


FOR IMMEDIATE RELEASE

CONTACT:  Sue Volek
          (619) 535-7286

     SAIC (SCIENCE APPLICATIONS INTERNATIONAL CORPORATION)
     STATEMENT ON INVESTIGATION

     (San Diego, CA) February 15, 1994 -- Today, federal authorities served search warrants on SAIC as part of an investigation into as yet unknown allegations. SAIC is fully cooperating in this investigation. It is the policy of SAIC that it and its employees at all times adhere to the law and the highest ethical standards.



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